UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2020

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 8.01	Other Events

On June 22, 2020, Ipsidy Inc. (the “Company”) entered into a Subscription Agreement with an accredited investor (the “June 2020 Accredited Investor”) pursuant to which the June 2020 Accredited Investor agreed to purchase 2,727,273 shares of common stock for $150,000.

On June 30, 2020, Company entered into and consummated a private transaction pursuant to which a portion of the Company’s warrants exercisable at per share price of $0.10 (the “$0.10 Warrants”) were exercised for cash at an exercise price of $0.07 per share. In addition, the holders that exercised the $0.10 Warrants received a warrant exercisable for two years to acquire one share of common stock at an exercise price of $0.15 per share for every four $0.10 Warrants exercised. As a result, the Company issued 10,008,333 shares of common stock and warrants to acquire 2,502,085 shares of common stock exercisable at $0.15 per share in consideration of $700,583. Included in those figures are (a) the exercise of $0.10 Warrants by Mr. Theodore Stern, a director of the Company, resulting in the issuance of 1,000,000 shares of common stock and warrants to acquire 250,000 shares of common stock exercisable at $0.15 per share in consideration of $70,000; and (b) the exercise of $0.10 Warrants by Varana Capital Focused, LP (“VCFLP”), resulting in the issuance of 3,716,667 shares of common stock and warrants to acquire 929,167 shares of common stock exercisable at $0.15 per share, in consideration of $260,167. Mr. Philip Broenniman, a director, the President and COO of the Company is the investment manager of VCFLP.

On June 30, 2020, Company entered into and consummated a private transaction pursuant to which a portion of the Company’s warrants exercisable at per share price of $0.05 (the “$0.05 Warrants”) were exercised for cash. In addition, the holders that exercised the $0.05 Warrants received a warrant exercisable for two years to acquire one share of common stock at an exercise price of $0.15 per share for every two $0.05 Warrants exercised. As a result, the Company issued 4,632,000 shares of common stock and warrants to acquire 2,316,000 shares of common stock exercisable at $0.15 per share, in consideration of $231,600. Separately, certain holders of the $0.05 Warrants to acquire 1,770,000 shares of common stock exercised on a cashless basis resulting in the issuance of 560,659 shares of common stock.

On June 30, 2020, Company entered into and consummated a private transaction pursuant to which a portion of the Company’s warrants exercisable at per share price of $0.06 (the “$0.06 Warrants”) were exercised. In addition, the holders that exercised the $0.06 Warrants also received a warrant exercisable for two years to acquire one share of common stock at an exercise price of $0.15 per share for every two $0.06 Warrants exercised. As a result, the Company issued 5,280,000 shares of common stock and warrants to acquire 2,640,000 shares of common stock exercisable at $0.15 per share in consideration of $316,800. Included in those figures is the exercise of $0.06 Warrants by Vista Associates, L.P., of which Mr. Herbert Selzer a director of the Company, is the General Partner, resulting in the issuance of 880,000 shares of common stock and warrants to acquire 440,000 shares of common stock exercisable at $0.15 per share, in consideration of $52,800.

On June 30, 2020, the Company also entered into a Subscription Agreement with VCFLP pursuant to which VCFLP agreed to purchase 714,285 shares of common stock in consideration of $50,000.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: July 7, 2020	By:	/s/ Stuart P. Stoller
	Name:	Stuart P. Stoller
	Title:	Chief Financial Officer